LOAN AGREEMENT

THIS LOAN AGREEMENT (“Loan Agreement”), made and entered into this 3rd day of August, 2009, by and between the West Virginia Economic Development Authority (“WVEDA”), 160 Association Drive, NorthGate Industrial Park, Charleston, West Virginia 25311, and Protea Biosciences, Inc., 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507.

WITNESSETH:

WHEREAS, Protea Biosciences, Inc., a Delaware corporation authorized to transact business in West Virginia (the “Company”), has purchased, acquired and installed certain equipment in its facility located at Morgantown, Monongalia County, West Virginia, which equipment, machinery and fixtures are more particularly described in Exhibit A attached hereto (the “Project”); and

WHEREAS, the total estimated cost of the Project is $569,811.82; and

WHEREAS, WVEDA has agreed to make a loan to the Company in the amount of $242,631.00 for a term of ten (10) years with an interest rate of four percent (4%) per annum to be used to pay a portion of the cost of the Project (the “WVEDA Loan”);

WHEREAS, the balance of the cost of the Project is to be paid with funds of the Company in the amount of $84,550.82, and a loan in the amount of $242,630.00 made by the West Virginia Infrastructure and Jobs Development Council (the “WVIJDC”) to the Company (the “WVIJDC Loan”);

WHEREAS, the collateral for said WVEDA Loan shall be all equipment, fixtures, and replacements thereto of the Company described in Exhibit A attached hereto, shared on a pro rata basis with respect to security interests of the WVIJDC therein to secure the repayment of the WVIJDC Loan, in accordance with the provisions of that certain Intercreditor Agreement of even date herewith between WVEDA and the WVIJDC; and

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WHEREAS, Company has represented to WVEDA that the WVEDA Loan shall ultimately be applied toward the permanent financing of the costs of the purchase, acquisition and installation of said equipment, machinery and fixtures as outlined in the loan application submitted to WVEDA.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to and with each other as follows:

A.          The Loan and Collateral:

1.           The WVEDA Loan shall be made and disbursed, as set out in the loan application to WVEDA.

2.           WVEDA agrees to loan to Company the sum of $242,631.00 for a term of ten (10) years at an annual rate of interest equal to four percent (4%) per annum, which WVEDA Loan shall represent not more than forty-five percent (45%) of the total cost of the Project.

3.           The note evidencing the WVEDA Loan and the collateral and guaranties which shall secure and guarantee the repayment of the WVEDA Loan shall be as follows:

(a)
Company agrees to execute and deliver to WVEDA a negotiable Promissory Note payable to the order of WVEDA in the principal sum of $242,631.00 for a term of ten (10) years and bearing interest at the rate set out above, said Promissory Note to be substantially in the form set forth in Exhibit B attached hereto.

(b)
Company shall grant to WVEDA a first lien security interest, pursuant to the Uniform Commercial Code, shared on a pro rata basis with the WVIJDC Loan, on all equipment, machinery and fixtures of the Company described in Exhibit A and all replacements, additions and improvements thereto and proceeds thereof, to secure WVEDA in the payment of the WVEDA Loan mentioned in paragraph (a) above.

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(c)
Company shall be in default hereunder upon failure to pay when due any amount payable hereunder or under the said Promissory Note or upon failure to observe or perform any of Company’s other agreements contained herein as further provided in Section D below.

(d)
Company shall be in default hereunder upon failure to pay when due any amount payable under the WVIJDC Loan or upon failure to observe or perform any covenant or agreement with respect to the WVIJDC Loan.

4.           The Project shall be completed for a cost not to exceed $569,811.82. Should at any time said costs exceed $569,811.82, then WVEDA shall not be obligated to close and disburse the WVEDA Loan, until the Company shall have expended or escrowed with WVEDA from funds separate from the proceeds of the WVEDA Loan, such additional amounts as shall be equal to the difference between such increased cost and $569,811.82.

5.           If the overall cost of the completed Project is less than $569,811.82, WVEDA participation shall be in the same proportion to total cost as the original commitment.

B.          The Disbursement of the WVEDA Loan Proceeds:

1.           The total loan proceeds of the WVEDA Loan to the Company hereunder shall be used only for the purposes set forth in the loan application submitted by the Company to WVEDA and shall be applied in those amounts set out in said loan application.

2.           Disbursement of the proceeds of said WVEDA Loan shall be made at closing.

C.          Representations, Covenants and Warranties of the Company:

1.           Company is a duly organized and existing corporation under the laws of the State of Delaware and authorized to transact business in West Virginia.

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2.           The execution, delivery and performance of this agreement and other documents and writings referred to herein or otherwise relating hereto are all within the Company’s corporate powers, have been duly authorized and are not in contravention of law, or the terms of the Company’s charters, bylaws, or other corporate papers, or of any indenture, agreement or undertaking to which the Company is a party or by which the Company is bound.

3.           Prior to closing and disbursement of any proceeds of the WVEDA Loan by WVEDA to Company, the Company shall:

(a)
Provide WVEDA with certified copies of the Company’s corporate resolutions authorizing the Company’s officers to execute this loan agreement, all notes and other documents described above, as well as other documents necessary to consummate the WVEDA Loan being made hereunder. All such documents shall be in the usual and customary form, and shall be satisfactory to counsel for WVEDA.

(b)
Furnish to WVEDA an opinion of its counsel, with current date, covering such matters incident to the transaction herein contemplated as may be requested in form and substance satisfactory to counsel for WVEDA.

(c)
Acknowledge that the WVEDA Loan will be for permanent financing only. In the event the Project includes construction or future delivery of equipment, the Project shall be completed utilizing interim financing, with the WVEDA Loan closed and disbursed only at the completion of all proposed construction, purchase and placement of all equipment in operating condition and acceptance by WVEDA.

(d)	Provide to WVEDA those certain items requested by WVEDA, including but not limited to the following:

(i) Copies of bank documents, including but not limited to, loan agreement(s), deed(s) of trust, UCC financing statement(s), security agreement(s), and other documents relating to the Project;

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(ii) A Certificate of Good Standing for the Company from the office of the Delaware Secretary of State and a Certificate of Authority for the Company from the office of the West Virginia Secretary of State;

(iii) A Certificate of Good Standing for the Company for unemployment coverage from the West Virginia Bureau of Employment Programs, Unemployment Compensation Division;

(iv) A Certificate of Good Standing for the Company for workers’ compensation coverage from the West Virginia Bureau of Employment Programs, Workers’ Compensation Division;

(v) Appropriate insurance policies, as set forth in Section 6,9.(b).;

(vi) Proof of Company’s equity participation in the Project;

(vii) Copies of all invoices related to the Project; and

(viii) Any other document related to the Project that WVEDA may request.

4.           Company will provide evidence to the WVEDA that all project equipment is in place and fully operational.

5.           All information at any time or times furnished to WVEDA by Company concerning Company’s financial condition or otherwise, for the purpose of obtaining the WVEDA Loan being made hereunder by WVEDA to Company and any other credit or extension or renewal of such WVEDA Loan or other credit, and so long as any part of such WVEDA Loan or extensions or renewals thereof remain outstanding is and will be at the time the same is furnished, accurate and correct in all material aspects and complete insofar as completion may be necessary to give WVEDA true and accurate knowledge with respect thereto.

6.           At the time the proceeds of the WVEDA Loan are disbursed, as provided herein, Company shall be in compliance with and shall thereafter remain in compliance with all Federal and State of West Virginia laws, including regulations applicable to its business for so long as any part of the WVEDA Loan referred to in this Loan Agreement is outstanding,

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7.           So long as any part of the WVEDA Loan being made hereunder by WVEDA to Company is outstanding:

(a)
Company shall promptly give WVEDA notice of any unusual problems or developments affecting its business operations which may adversely affect: (i) its ability to repay such WVEDA Loan; and (ii) the collateral securing such WVEDA Loan.

(b)
Company shall pay and discharge or cause to be paid or discharged all tax claims relating to the collateral securing the WVEDA Loan being made hereunder, when due, except such as to which a bona fide dispute exists, and which are being contested in good faith.

(c)
Company shall maintain proper books of records and accounts in accordance with generally accepted accounting principles consistently applied, in which full, true and correct entries shall be made of all of its dealings and business affairs, and Company shall permit WVEDA or its authorized representatives, to inspect and audit its books of record and account at any reasonable time or times upon receiving a request with respect thereto. WVEDA personnel and all agents of WVEDA shall be authorized to enter upon the premises of Company and into any building thereon, whether permanent or temporary, jointly or separately, to carry out inspections. These inspections may be scheduled or unscheduled.

(d)	Company shall:

(i) Promptly furnish WVEDA annual financial statements within 90 days of the end of Company’s fiscal year, all in reasonable detail and prepared by an independent certified public accountant of recognized standing acceptable to WVEDA and whose certificate or opinion accompanying such financial statements is in form and substance acceptable to WVEDA;

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(ii) Refrain from declaring, or making, or incurring liability to make, any payment in cash or other assets either as dividends, including inter-company and related-company dividends, or other distributions upon any class of capital stock of Company, or purchase, retire, redeem or otherwise acquire for value any shares of any class of capital stock of Company, if any of the following circumstances are in existence at that time: (1) Company is in default of any financial covenant relating to the WVEDA Loan; (2) Company is in default or is unable to pay its current financial obligations under any financing document with any of its lenders; or (3) Company has failed to pay when due any governmental tax, charge, fee or assessment (subject to the absolute right of Company to in good faith challenge such tax, charge, fee or assessment). Any change in this requirement for dividends must be approved by WVEDA. Salaries or compensations of officers or owners will not be increased unless a profit was made in the calendar year immediately preceding such increase and all of Company’s debts are paid to a current status;

(iii) Not make any loans or advances to any officer, shareholder, director or employee, except for temporary advances in the ordinary course of business; and

(iv) Cause all loans of shareholders, directors or officers to Company to be subordinated, both for collateral and repayment, to the WVEDA Loan, and payments thereon shall be deferred until the WVEDA Loan is paid in full.

8.           So long as the WVEDA Loan described hereunder from WVEDA to Company or any renewal or extension thereof, remains unpaid in whole or in part, or so long as any other liability or indebtedness of Company to WVEDA shall exist:

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(a)
Company shall conduct its business in a normal manner in the ordinary course of business and remain in business and employ persons from the general vicinity of Monongalia County, West Virginia. The WVEDA Loan shall be callable at the option of WVEDA should Company cease operations of the Project or if there is a Significant Curtailment of Operations at the Project. “Significant Curtailment of Operations” shall mean a condition at the Project location where employment (as measured in terms of man hours) for any calendar quarter is less than 50% of the average quarterly employment for the previous four quarters, unless such reduction is the result of causes wholly beyond the control of the Company.

(b)
At all times during the term of this Loan Agreement, Company shall, at its own expense, maintain adequate liability insurance in amounts and coverages satisfactory to WVEDA and keep or cause to be kept all property, real or personal, including without limitation the property described in Exhibit A, fully insured against fire with extended coverage in an amount and with an insurance company or companies satisfactory to WVEDA and against other hazards, casualties and contingencies in such amounts and for such coverages and periods as may be required by WVEDA. All casualty insurance relating to the collateral for the WVEDA Loan shall name WVEDA as an additional insured and as loss payee, as its interest may appear, and providing for not less than thirty (30) days written notice to WVEDA of the cancellation of such policy or policies. Such casualty insurance policy or policies shall contain a “New York Standard Mortgage Clause,” or its equivalent. In the event of a failure or refusal of Company to agree with the insurance companies issuing such policies as to the amount and terms of any loss within sixty (60) days from such loss, WVEDA may negotiate with and settle said loss with such insurance company or companies, and neither WVEDA nor the insurance companies so involved shall, upon such settlement being made, be liable in any manner to Company. Company shall carry Workers’ Compensation insurance and other insurance against other risks as are commonly insured against by companies in similar types of business, all in a manner satisfactory to WVEDA. Company shall purchase Federal Flood Insurance in amounts and coverage satisfactory to WVEDA if Company’s county is designated as a flood prone area and the FIA map shows that Company’s property is located within a special flood hazard area, which Federal Flood Insurance, if so required, shall name WVEDA as an additional insured and as loss payee, as its interest may appear.

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9.           Company covenants and warrants that the real estate on which the equipment, machinery and fixtures used as collateral for the WVEDA Loan is to be installed is not contaminated by the disposal of hazardous substances and the Company hereby agrees to indemnify and hold WVEDA and its assigns harmless from any loss or damage, including costs or expenses connected therewith, resulting from hazardous substances and waste being located on said real estate by reason of the “Comprehensive Environmental Response Compensation and Liability Act of 1980” or other similar acts under the laws of the United States or of any state.

10.         Company shall perform and observe all covenants, agreements, terms and conditions contained in the Promissory Note, Security Agreement and other documents required to be executed and delivered hereunder.

11.         Except as provided herein or with the prior consent in writing of WVEDA, Company shall not participate in any merger, consolidation or other reorganization, or sell or otherwise transfer all or any part of its business or assets which are encumbered to secure the WVEDA Loan described herein. The WVEDA Loan shall be callable at the option of WVEDA in the event that 51% of the capital stock of the Company ceases to be owned by the present stockholders, unless prior consent in writing is received from WVEDA. The WVEDA Loan shall, at the option of WVEDA, be due upon the sale or other transfer of Project assets in any manner whatsoever by the Company to any person, firm or corporation without the consent in writing of WVEDA.

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12.         Company shall from time to time execute such further writings, instruments and documents and do such further acts as WVEDA may reasonably require to effect the purposes of this Loan Agreement.

13.         All of Company’s representations, covenants and warranties contained in this Loan Agreement shall survive the execution and delivery of this Loan Agreement, as well as the Promissory Note, Security Agreement and other documents described above, and the disbursement of the WVEDA Loan proceeds hereunder and any breach thereof by Company shall be considered an event of default under such Note, Security Agreement and other documents.

14.         Whenever any approvals may be required hereby by the parties or their respective counsel with respect to the form and sufficiency of any documents or writings, the condition of the title to any collateral securing the loans being made hereunder, or on any other matter, such approval shall not be unreasonably withheld.

15.         The Company shall be responsible for all WVEDA Loan closing costs and expenses, including, but not limited to, reasonable attorney’s fees, incurred by WVEDA in connection with this WVEDA Loan. Said closing costs and expenses shall be in a total amount not to exceed one percent (1%) of the principal amount of the loan and in the minimum amount of $2,500.00; provided, however, that WVEDA’s adherence to the 1% cap as hereinabove referenced in contingent upon the Company’s assistance with regard to the compilation and delivery of the certain support documentation required or requested by WVEDA. Attorney’s fees shall be paid by the Company at closing.

16.         The Project has been completed for a cost not to exceed $569,811.82, as set forth above.

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D.          Events of Default and Remedies:

1.           The occurrence of any one of the following shall constitute an Event of Default:

(a)
Failure by the Company to pay any amounts required to be paid under this Loan Agreement at the times specified herein and such failure shall continue for a period of thirty (30) days after the same has become due;

(b)
Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Loan Agreement, other than as referred to in (a) above and (c) below, for a period of 30 days after written notice, specifying such failure, requesting that it be remedied and stating that it is a notice of default, has been given to the Company by the WVEDA, unless the WVEDA shall agree in writing to an extension of such time prior to its expiration;

(c)
The dissolution or liquidation of the Company or the commencement by the Company of a voluntary case under the United States Bankruptcy Code, as amended, or its failure promptly to lift or suspend any execution, garnishment or attachment of such consequence as will impair its ability to perform its obligations under this Loan Agreement, or the entry of an order for relief in respect of the Company under the United States Bankruptcy Code, as amended, or the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or an assignment by it or by any such guarantor for the benefit of creditors, or the entry by it into an agreement of composition with its creditors, or the filing of a petition applicable to the Company in any proceeding seeking its reorganization, liquidation, adjustment, composition or other arrangement instituted pursuant to any federal or state law; provided, however, that any such petition filed against the Company or not filed by the Company that is dismissed or stayed within thirty (30) days of such filing shall not constitute an Event of Default so long as the Company gives written notice of such filing to the WVEDA;

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(d)
Any warranty, representation or other statement by or on behalf of the Company contained in this Loan Agreement or in any instrument or certificate furnished in compliance with or in reference to this Loan Agreement is false or misleading in any material respect, or failure by the Company to perform or observe any condition or covenant contained in any such document for a period of 30 days after compliance with the notice and request provisions of paragraph D. 1 .(b) above;

(e)	The Company shall fail to pay when due any amount payable under the WVIJDC Loan or shall fail to observe or perform any covenant or agreement with respect to the WVIJDC Loan.

2.           Whenever any Event of Default shall have happened and is continuing, the WVEDA may, to the extent permitted by applicable law, take any one or more of the following remedial steps:

(a)
(i) The WVEDA may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire amount of the WVEDA Loan (if not then due and payable) to be due and payable immediately, and upon any such declaration the entire amount of the WVEDA Loan shall become and be immediately due and payable, anything in this Loan Agreement contained to the contrary notwithstanding. The Company shall forthwith pay to the WVEDA such amounts.

(ii) The WVEDA may waive, rescind and annul such declaration and the consequences thereof.

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(b)	The WVEDA may take any action or remedy specified in the Security Agreement dated as of the date hereof between the Company and the WVEDA.

(c)
The WVEDA may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.

In case the WVEDA shall have proceeded to enforce its rights under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the WVEDA, then and in every such case the Company and the WVEDA shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the WVEDA shall continue as though no such proceeding had been taken.

The Company covenants that, without limiting any remedies of the WVEDA hereunder, in case an Event of Default shall occur with respect to the payment of any installment payable under WVEDA Loan then, upon demand of the WVEDA, the Company will pay to the WVEDA the whole amount that then shall have become due and payable under the WVEDA Loan, with interest on overdue principal (and interest to the extent permitted by law) at the rate payable on the WVEDA Loan.

In case the Company shall fail to pay such amounts within the time provided in Section D.l.(a), the WVEDA shall be entitled and empowered to institute any action or proceeding at law or in equity without demand for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law, out of the property of the Company, the moneys adjudged or decreed to be payable.

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3.           In the event the Company should default under any of the provisions of this Loan Agreement and the WVEDA should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the WVEDA, the reasonable fees of such attorneys and such other reasonable expenses so incurred by the WVEDA.

4.           To the extent permitted by law, the Company will not during the continuance of any Event of Default hereunder insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Loan Agreement. The Company hereby expressly waives all benefits or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the WVEDA, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

5.           No remedy herein conferred upon or reserved to the WVEDA is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the WVEDA to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

6.           In the event any agreement contained in this Loan Agreement should be breached by the Company and thereafter waived by the WVEDA, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

7.           The Events of Default and remedies set forth in this Section D shall be in addition to all other defaults and remedies set forth in this Loan Agreement.

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E.          General Provisions:

1.           This Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective successors and assigns. This Agreement and the agreements and documents relating thereto may be assigned by WVEDA without the consent of the Company. Company may not assign this Loan Agreement or any of its rights and obligations hereunder or under the other documents and agreements relating thereto without the written consent of WVEDA, and any attempted assignment without such consent shall be null and void.

2.           No statements or representations made before or after the issuance of the WVEDA Loan by any member of the WVEDA Board, or agent or employee of WVEDA, shall be construed as approval to alter or amend the commitment underlying the WVEDA Loan as all such amendments or alterations shall only be made in writing after the approval of WVEDA. The parties hereto shall not be deemed to have waived or agreed to the modification of any of the provisions of this Loan Agreement, except by instrument in writing duly signed by them.

3.           If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

4.           This Loan Agreement and all other agreements related hereto shall be governed and construed in accordance with the laws of the State of West Virginia. Headings and titles herein and therein are for convenience only and shall not influence such construction or interpretation.

5.           All notices required or desired to be given hereunder shall be served by certified mail on the party intended at its address shown below, which notice shall be deemed given at the time deposited in the U.S. Mail, postage prepaid:

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West Virginia Economic Development Authority
NorthGate Business Park
160 Association Drive
Charleston, West Virginia 25311

Protea Biosciences, Inc.
955 Hartman Run Road
Suite 210
Morgantown, West Virginia 26507

IN WITNESS WHEREOF, WVEDA and Company have caused their corporate names to be signed hereto by their respective officers or partners duly authorized, all as of the day and year first above written.

WEST VIRGINIA ECONOMIC
DEVELOPMENT AUTHORITY

By:	/s/ David G. Warner
	Its:	Executive Director

PROTEA BIOSCIENCES, INC.

By:	/s/ Stephen Turner
	Its:	CEO

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EXHIBIT A

LIST OF EQUIPMENT, MACHINERY AND FIXTURES

QTRAP 5500 MASS SPECTROMETER AND ULTRASONIC WELDER

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EXHIBIT B

PROMISSORY NOTE

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